Exhibit 99.1
     NEWS RELEASE

CONTACTS	Lawrence E. Hyatt	Gene Marbach
	Chief Financial Officer	Investor Relations
	O’Charley’s Inc.	Makovsky + Company
	(615) 782-8818	(212) 508-9600
O’CHARLEY’S INC. RECEIVES LETTER CONCERNING POSSIBLE
SALE-LEASEBACK TRANSACTION
NASHVILLE, Tenn. (November 23, 2010) — O’Charley’s Inc. (Nasdaq: CHUX) today announced that it recently received a letter containing a non-binding offer for the purchase and leaseback of the Company’s owned restaurants. No price was specified, and the Company estimates that the proposed financing cost would be substantially in excess of the interest rate on its bonds.
“O’Charley’s frequently receives unsolicited proposals from firms and vendors that would like to do business with our Company,” said David W. Head, president and chief executive officer of O’Charley’s Inc. “We thoughtfully consider every such offer and proposal, and respond accordingly, with the intent of maximizing long term shareholder value.”
About O’Charley’s Inc.
O’Charley’s Inc., (NASDAQ: CHUX), headquartered in Nashville, Tenn., is a multi-concept restaurant company that operates or franchises a total of 364 restaurants under three brands: O’Charley’s, Ninety Nine Restaurants, and Stoney River Legendary Steaks. The O’Charley’s concept includes 241 restaurants in 19 states in the Southeast and Midwest, including 232 company-owned and operated O’Charley’s restaurants, and 9 restaurants operated by franchisees. The menu, with an emphasis on fresh preparation, features several specialty items, such as hand-cut and aged USDA choice steaks, a variety of seafood and chicken, freshly baked yeast rolls, fresh salads with special-recipe salad dressings and signature caramel pie. The company operates Ninety Nine Restaurants in 112 locations throughout New England and the Mid-Atlantic states. Ninety Nine has earned a strong reputation as a friendly, comfortable place to gather and enjoy great American food and drink at a terrific price. The menu features a wide selection of appetizers, salads, sandwiches, burgers, entrees and desserts. The company operates 11 Stoney River Legendary Steaks restaurants in six states in the Southeast and Midwest. The steakhouse concept appeals to both upscale casual-dining and fine-dining guests by offering high-quality food and attentive customer service typical of high-end steakhouses, but at more moderate prices.
Forward Looking Statement

CHUX Reports Third Quarter Results for 2010

November 5, 2010
The forward looking statements in this press release and statements made by or on behalf of the Company relating hereto, including those containing words like “forecast,” “expect,” “project,” “believe,” “may,” “could,” “anticipate,” and “estimate,” are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be affected by certain risks and uncertainties, including, but not limited to, the deterioration in the United States economy and the related adverse effect on our sales of reduced consumer spending; the Company’s ability to comply with the terms and conditions of its financing agreements; the Company’s ability to maintain or increase operating margins and same-store sales at its restaurants; the effect that increases in food, labor, energy, interest costs and other expenses have on our results; the effect of increased competition; the Company’s ability to sell closed restaurants and other surplus assets; and the other risks described in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us that our objectives, plans and projected results of operations will be achieved and the Company’s actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to the forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.